American Stores Company
                  Key Management Annual Incentive Plan
                            Fiscal 1996


YOUR INCENTIVE COMPENSATION PROGRAM

THE PURPOSE OF INCENTIVES

Our incentive program rewards the management team for achieving and exceeding planned business results. We believe incentives improve the Company's overall performance by encouraging our management team to increase sales, profits and control expenses.

Your total compensation objective (TCO) is composed of a base salary, and an annual incentive opportunity.

We want you to know how our incentive compensation program works and what you can do to maximize your own income.

HOW THE PROGRAM WORKS

THE HIGHLIGHTS

YOUR INCENTIVE TARGET: Each participant will have an expected incentive award equal to a specified percentage of his or her average annual salary during the fiscal year. For this purpose, average annual salary is defined as the base pay an individual receives during the fiscal year of February 4, 1996 through February 1, 1997. Each participant will be informed of his or her percentage participation which is determined by his/her job responsibilities or target bonus amount.

THE GOAL: The Plan has been designed to provide an incentive to focus on achieving and exceeding the annual earnings and sales targets. The maximum payout as a percent of base salary will be equal to the participant's bonus percentage participation level times 250%.

Participants in the Plan will be awarded an incentive payment based on the increase in adjusted earnings in the current fiscal year over the earnings target. Adjusted earnings equal consolidated earnings before taxes, adjusted for gains or losses and any one-time non-recurring events. The LIFO amount to be used for bonus purposes will not vary from the budgeted amount.

   Participants in the Plan will be awarded an incentive payment based on the achievement of targeted comparable store sales in the current fiscal year.

You will be notified of the annual earnings and comparable store sales plans, as well as your specific target incentive.

Incentive compensation shall be computed on the financial results for the full fiscal year February 4, 1996 through February 1, 1997 as adjusted. The determination of adjusted earnings will be made by the Compensation and Stock Option Committee of American Stores Company and will be conclusive with respect to all incentive awards to be paid. With this in mind, it is the intention of the Company that all incentive payments for fiscal year 1996 will be paid in April, 1997.

PAYOUT CALCULATIONS

The Payout Table lets you calculate that portion of your Target Award Percentage based on earnings and comparable store sales performance. The appropriate percentage from the table that represents that portion of your results may be applied directly to your targeted amount to determine your incentive award.

The Incentive Plan emphasizes and rewards achieving budgeted goals. Performance that exceeds budgeted goals is rewarded at an accelerated rate. In other words, the better your business unit performs relative to budget, the greater your reward.

EXAMPLE

ASSUMPTIONS: This manager's Target Award Percentage is 10% of his/her $50,000 average annual salary. Annual results equal 102% of plan for earnings and 101% of plan for comparable store sales.

     TARGET INCENTIVE
          $50,000 X 10% = $5,000

Based on the Payout Table, this manager is entitled to an award equal to 117.5% of his/her target award.

     AWARD
          $5,000 X 117.5% = $5,875


                                                       ANNUAL INCENTIVE
                                                           PLAN PAYOUT
                                                         TABLE FOR FY 96
                                                              AS A
                                                           PERCENT OF
                                                          BONUS EARNED
           SALES
     ACHIEVEMENT
VERSUS TARGET -->
                             95%       96%       97%       98%       99%      100%      101%      102%      103%    104%    105%
                    80%    0.00%     5.00%    10.00%    15.00%    20.00%    25.00%    30.00%    35.00%    40.00%  45.00%  50.00%
                    81%    3.75%     8.75%    13.75%    18.75%    23.75%    28.75%    33.75%    38.75%    43.75%  48.75%  53.75%
                    82%    7.50%    12.50%    17.50%    22.50%    27.50%    32.50%    37.50%    42.50%    47.50%  52.50%  57.50%
EARNINGS            83%   11.25%    16.25%    21.25%    26.25%    31.25%    36.25%    41.25%    46.25%    51.25%  56.25%  61.25%
ACHIEVEMENT         84%   15.00%    20.00%    25.00%    30.00%    35.00%    40.00%    45.00%    50.00%    55.00%  60.00%  65.00%
VERSUS              85%   18.75%    23.75%    28.75%    33.75%    38.75%    43.75%    48.75%    53.75%    58.75%  63.75%  68.75%
TARGET              86%   22.50%    27.50%    32.50%    37.50%    42.50%    47.50%    52.50%    57.50%    62.50%  67.50%  72.50%
                    87%   26.25%    31.25%    36.25%    41.25%    46.25%    51.25%    56.25%    61.25%    66.25%  71.25%  76.25%
                    88%   30.00%    35.00%    40.00%    45.00%    50.00%    55.00%    60.00%    65.00%    70.00%  75.00%  80.00%
                    89%   33.75%    38.75%    43.75%    48.75%    53.75%    58.75%    63.75%    68.75%    73.75%  78.75%  83.75%
                    90%   37.50%    42.50%    47.50%    52.50%    57.50%    62.50%    67.50%    72.50%    77.50%  82.50%  87.50%
                    91%   41.25%    46.25%    51.25%    56.25%    61.25%    66.25%    71.25%    76.25%    81.25%  86.25%  91.25%
                    92%   45.00%    50.00%    55.00%    60.00%    65.00%    70.00%    75.00%    80.00%    85.00%  90.00%  95.00%
                    93%   48.75%    53.75%    58.75%    63.75%    68.75%    73.75%    78.75%    83.75%    88.75%  93.75%  98.75%
                    94%   52.50%    57.50%    62.50%    67.50%    72.50%    77.50%    82.50%    87.50%    92.50%  97.50%  102.50%
                    95%   56.25%    61.25%    66.25%    71.25%    76.25%    81.25%    86.25%    91.25%    96.25% 101.25%  106.25%
                    96%   60.00%    65.00%    70.00%    75.00%    80.00%    85.00%    90.00%    95.00%   100.00% 105.00%  110.00%
                    97%   63.75%    68.75%    73.75%    78.75%    83.75%    88.75%    93.75%    98.75%   103.75% 108.75%  113.75%
                    98%   67.50%    72.50%    77.50%    82.50%    87.50%    92.50%    97.50%   102.50%   107.50% 112.50%  117.50%
                    99%   71.25%    76.25%    81.25%    86.25%    91.25%    96.25%   101.25%   106.25%   111.25% 116.25%  121.25%
                   100%   75.00%    80.00%    85.00%    90.00%    95.00%      100%   105.00%   110.00%   115.00% 120.00%  125.00%
                   101%   81.25%    86.25%    91.25%    96.25%   101.25%   106.25%   111.25%   116.25%   121.25% 126.25%  131.25%
                   102%   87.50%    92.50%    97.50%   102.50%   107.50%   112.50%   117.50%   122.50%   127.50% 132.50%  137.50%
                   103%   93.75%    98.75%   103.75%   108.75%   113.75%   118.75%   123.75%   128.75%   133.75% 138.75%  143.75%
                   104%  100.00%   105.00%   110.00%   115.00%   120.00%   125.00%   130.00%   135.00%   140.00% 145.00%  150.00%
                   105%  106.25%   111.25%   116.25%   121.25%   126.25%   131.25%   136.25%   141.25%   146.25% 151.25%  156.25%
                   106%  112.50%   117.50%   122.50%   127.50%   132.50%   137.50%   142.50%   147.50%   152.50% 157.50%  162.50%
                   107%  118.75%   123.75%   128.75%   133.75%   138.75%   143.75%   148.75%   153.75%   158.75% 163.75%  168.75%
                   108%  125.00%   130.00%   135.00%   140.00%   145.00%   150.00%   155.00%   160.00%   165.00% 170.00%  175.00%
                   109%  131.25%   136.25%   141.25%   146.25%   151.25%   156.25%   161.25%   166.25%   171.25% 176.25%  181.25%
                   110%  137.50%   142.50%   147.50%   152.50%   157.50%   162.50%   167.50%   172.50%   177.50% 182.50%  187.50%
                   111%  143.75%   148.75%   153.75%   158.75%   163.75%   168.75%   173.75%   178.75%   183.75% 188.75%  193.75%
                   112%  150.00%   155.00%   160.00%   165.00%   170.00%   175.00%   180.00%   185.00%   190.00% 195.00%  200.00%
                   113%  156.25%   161.25%   166.25%   171.25%   176.25%   181.25%   186.25%   191.25%   196.25% 201.25%  206.25%
                   114%  162.50%   167.50%   172.50%   177.50%   182.50%   187.50%   192.50%   197.50%   202.50% 207.50%  212.50%
                   115%  168.75%   173.75%   178.75%   183.75%   188.75%   193.75%   198.75%   203.75%   208.75% 213.75%  218.75%
                   116%  175.00%   180.00%   185.00%   190.00%   195.00%   200.00%   205.00%   210.00%   215.00% 220.00%  225.00%
                   117%  181.25%   186.25%   191.25%   196.25%   201.25%   206.25%   211.25%   216.25%   221.25% 226.25%  231.25%
                   118%  187.50%   192.50%   197.50%   202.50%   207.50%   212.50%   217.50%   222.50%   227.50% 232.50%  237.50%
                   119%  193.75%   198.75%   203.75%   208.75%   213.75%   218.75%   223.75%   228.75%   233.75% 238.75%  243.75%
                   120%  200.00%   205.00%   210.00%   215.00%   220.00%   225.00%   230.00%   235.00%   240.00% 245.00%  250.00%






CHANGES IN EMPLOYMENT STATUS

During the fiscal year, new associates may join the incentive program, and other eligible associates may retire (normal retirement is age 57 or above). The following provisions govern incentive awards for those whose employment status changes during the period:

* You must be on the active payroll of the Company on the date that the fiscal year ends (or retire from active employment during the period) to be eligible to receive an incentive award.

* In case of death, disability as determined under the American Stores Long Term Disability Plan, or retirement at or after age 57, generally a pro rata award will be made based on the participant's salary received while in this plan and percentage level of participation. Payment will be made in April after the end of the fiscal year. A pro rata award will not be made to individuals retiring at or after age 57 who begin competing with the company within 1 year of leaving employment. For purposes of this paragraph, the word "competing" shall mean working or consulting for a retail establishment in the food or drug business in direct competition with ASC or its subsidiaries in a supermarket store, drug store, warehouse store, club store, or any combination thereof, or in an organization that primarily sells the products which constitute at least 10 percent (10%) of the products sold in any of the stores described above.

* Incentive plan participants who are absent from the job for medical and personal leaves will have their awards determined as follows:

* Participants who are on sick leave in excess of 30 consecutive working days will forfeit their share of the bonus accrued during their illness.

       Personal Leave - Participants will not receive credit for time missed on a personal leave. Awards will be prorated accordingly.

* If a plan participant's job is eliminated and a severance allowance is paid, a prorated portion of the incentive award will be paid in April after the end of the fiscal year.

* Transfer and/or promotion from one incentive-eligible position to another will result in a prorated award for the time in each position. Where such a proration is necessary, the award calculation for the changed position will be based on the salary, the length of time, and the target percentage established by that change and the results of the applicable operating division. For these participants, at least one quarter (13 weeks) are required before a proration will be made.

SPECIAL PROVISIONS

* The Company reserves the right to discontinue or replace this program.

Being a member of this incentive compensation plan should not be construed as a contract for employment nor an agreement on the part of the management of the Company for such employment.